Exhibit 3.6

Industry Canada

Certificate of Amendment

Canada Business Corporations Act

3629368 Canada Inc.

Name of corporation-Dénomination de la société

I hereby certify that the articles of the above-named corporation were amended:

a) under section 13 of the Canada Business Corporation Act in accordance with the attached notice;	☐

b) under section 27 of the Canada Business Corporation Act as set out in the attached articles of amendment designating a series of shares;	☐

c) under section 179 of the Canada Business Corporation Act as set out in the attached articles of amendment;	☑

d) under section 191 of the Canada Business Corporation Act as set out in the attached articles of reorganization;	☐

/s/ Illegible		November 29, 2004
Director		Date of Amendment

Industry Canada	FORM 4
Canada Business Corporations Act	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)

1 – Name of the Corporation	2 – Corporation No.
STUDIO POST & TRANSFER SUB INC.	3629368

3 - The articles of the above-named corporation are amended as follows:

Article 1 of the Articles of Incorporation of the Corporation be amended to change the name of the Corporation from Studio Post & Transfer Sub Inc. to 3629368 Canada Inc.

Signature	Printed name	4 – Capacity of	5 – Tel. No. ___________

/s/ Illegible	RICHARD M. LEIPSIC	SECRETARY	(204) 956-2025

DEC 03 2004